Exhibit 99.1

JBI, Inc. Appoints Matthew J. Ingham, CPA, as Chief Financial Officer

THOROLD, Ontario, Dec. 19, 2011 (GLOBE NEWSWIRE) -- JBI, Inc. (the "Company") (OTCQX:JBII) is pleased to announce the appointment of Matthew J. Ingham as the Company’s Chief Financial Officer (“CFO”).

As CFO, Mr. Ingham will report directly to CEO, John Bordynuik. He will be responsible for establishing the Company's financial strategies while ensuring the Company has the appropriate financial systems in place to manage current operations. He will lead the development of financial planning models and cost-benefit analysis to forecast and support future growth. Mr. Ingham will also be responsible for all financial filings required by the SEC, and will serve as a financial and business advisor to the leadership team.

"We are extremely pleased to welcome Matthew Ingham as our new Chief Financial Officer. Matthew brings the experience and skills the Company needs to support both our short and long term growth plans. Not only is he a seasoned auditor, but he possesses extensive experience managing a successful corporate finance division,” states CEO, John Bordynuik, on the appointment of Mr. Ingham.

Prior to joining JBI, Inc., Mr. Ingham held, successively, senior positions with two of the “Big 4” audit firms, PriceWaterhouseCoopers LLP and Ernst & Young LLP, specializing in auditing assurance, financial reporting and transaction analysis, and developed a broad base of auditing and financial reporting skills through assignments on publicly traded and privately held companies.

At Ernst & Young, LLP Mr. Ingham held the position of Audit Manager, Assurance Advisory Business Services, working directly with firm partners and company executive management on audits to finalize findings and issue audit reports. He assisted with client implementation of first year compliance with the Sarbanes-Oxley Act for three SEC accelerated filers, including the coordination of international scoping and testing and participated in cross service line initiatives which included working on an internal audit engagement team to assist a new client in their first year Sarbanes-Oxley implementation.

Most recently, Mr. Ingham was Senior Manager, Technical Accounting, Insight Enterprises, Inc., a $4.8 billion international Fortune 500 information technology company. Reporting to Executive Management and Senior Financial Staff, his responsibilities included managing all communications with the external auditors, providing evaluations of technical accounting research and analysis matters. He led a global team of finance personnel in formalizing and documenting accounting policies and procedures, including working with multi-national teams on sales operations improvement initiatives.

About JBI, Inc.

JBI, Inc. is a domestic alternative Oil and Gas company. JBI, Inc. developed a process that converts waste plastic into fuel (Plastic2Oil), without the need of further refinement. JBI, Inc. scaled a 1kg process to a 20MT commercial processor in less than 1 year. For further information please visit www.plastic2oil.com and review our SEC filings, including without limitation our Form 10-K, as amended, filed with the SEC on July 18, 2011.

Forward Looking Statements

This press release contains statements, which may constitute "forward looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, and members of its management as well as the assumptions on which such statements are based, including the expected timing of the Company's Form 10-K, execution of the proposed agreements described above and consummation of the transactions contemplated by such agreements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, but are not limited to: (1) JBI has a history of net losses, and may not be profitable in the future; (2) JBI may not be able to obtain necessary licenses, rights and permits required to develop or operate our Plastic2Oil business, and may encounter environmental or occupational, safety and health conditions or requirements that would adversely affect its business; and (3) JBI may experience delays in the commercial operations of its Plastic2Oil machines and there is no assurance that they can be operated profitably. For a more detailed discussion of such risks and other factors, see the Company's amended Annual Report on Form 10-K, filed on April 20, 2011, with the Securities and Exchange Commission, and its other SEC filings. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

CONTACT: JBI Inc.
Investor Relations

1-877-307-7067